Exhibit 4.2

NUMBER
WA

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SERIES A WARRANTS

WARRANTS

CUSIP 809171 11 9

SCOPUS BIOPHARMA

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS SERIES A WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR IN THE WARRANT AGREEMENT DESCRIBED BELOW

This certifies that ______________________________, or registered assigns, is the registered holder of ____________ Series A Warrants ("Series A Warrants" and each a "Series A Warrant" to purchase Series B Units, each a "Series B Unit").

Each Series A Warrant entitles the holder, upon exercise during the Exercise Period set forth in the Warrant Agreement referred to below, to receive from Scopus BioPharma Inc. (the "Company") a Series B Unit consisting of one share of $0.001 par value common stock ('Common Stock") of the Company and one Series B Warrant exercisable for one share of Common Stock at the exercise price determined pursuant to the Warrant Agreement, payable in lawful money (or through "cashless exercise" as provided for in the Warrant Agreement, dated as of _________, 2019, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement") of the United States of America upon surrender of this Series A Warrant Certificate and payment of the Series A Warrant Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Series A Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

The number of the Series A Units is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Series A Warrant Exercise Price per Series B Unit is $6.50 per Series B Unit. The Series A Warrant Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Series A Exercise Period and to the extent not exercised by the end of such Series A Exercise Period, such Series A Warrants shall become void.

Reference is hereby made to the further provisions of this Series A Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Series A Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Series A Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

SECRETARY

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
NEW YORK, N.Y.
WARRANT AGENT

BY

AUTHORIZED SIGNATURE

The Series A Warrants evidenced by this Series A Warrant Certificate are part of a duly authorized issue of Series A Warrants entitling the holder on exercise to receive Series B Units and are issued or to be issued pursuant to a Warrant Agreement dated as of ___________________________, 2019 (the "Warrant Agreement"), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Series A Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Series A Warrants may be exercised at any time during the Series A Exercise Period set forth in the Warrant Agreement. The holder of Series A Warrants evidenced by this Series A Warrant Certificate may exercise them by surrendering this Series A Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Series A Warrant Exercise Price as specified in the Warrant Agreement (or through "cashless exercise" as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Series A Warrants evidenced hereby the number of Series A Warrants exercised shall be less than the total number of Series A Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Series A Warrant Certificate evidencing the number of Series A Warrants not exercised.

Notwithstanding anything else in this Series A Warrant Certificate or the Warrant Agreement, no Series A Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Series B Units and the Series B Warrants and Common Stock underlying the Series B Units to be issued upon exercise is effective under the Securities Act of 1933, as amended, and (ii) a prospectus thereunder relating to the Series B Units, Common Stock and Series B Warrants is current, except through "cashless exercise" as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Series A Warrants and the Series A Warrant Exercise Price may, subject to certain conditions, be adjusted. If, upon exercise of a Series A Warrant, the holder thereof would be entitled to receive a fractional interest in a Series B Unit, the Company shall adjust for such fractional Series B Unit as set forth in the Warrant Agreement.

Series A Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Series A Warrant Certificate or Series A Warrant Certificates of like tenor evidencing in the aggregate a like number of Series A Warrants.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Series A Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Series A Warrants nor this Series A Warrants nor this Series A Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election To Purchase

(To Be Executed Upon Exercise of Series A Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Series A Warrant Certificate, to receive ____________________ Series B Units and herewith tenders payment to the Warrant Agent for such Series B Units for the benefit of Scopus BioPharma Inc. (the "Company") in the amount of $_______________ in accordance with the terms hereof. The undersigned requests that a certificate for such Series B Units be registered in the name of ____, whose address is ____ and that such Series B Units be delivered to __________________________ ____________________________________, whose address is_____________________ ____. If said number of Series B Units is less than all of the Series B Units purchasable hereunder, the undersigned requests that a new Series A Warrant Certificate representing the remaining balance of such Series A Warrants be registered in the name of ____, whose address is ___________________________________ ________________________________, and that such Series A Warrant Certificate be delivered to ____, whose address is____.

In the event that the Series A Warrant has been called for redemption by the Company pursuant to Section 6 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement, the number of Series B Units that this Series A Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement.

In the event that the Series A Warrant that is to be exercised on a "cashless" basis pursuant to subsection 3.3.1(b) of the Warrant Agreement, the number of Series B Units that this Series A Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) of the Warrant Agreement.

In the event that the Series A Warrant is to be exercised on a "cashless" basis pursuant to Section 7.4 of the Warrant Agreement, the number of Series B Units for which this Series A Warrant is exercisable shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Series A Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Series B Units that this Series A Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following:

☐ [If applicable] The undersigned hereby irrevocably elects to exercise the right, represented by this Series A Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Series B Units. If said number of Series B Units is less than all of the Series B Units purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Series A Warrant Certificate representing the remaining balance of such Series B Units be registered in the name of ____ ________________, whose address is ____, and that such Series A Warrant Certificate be delivered to ____, whose address is ____ _________.

Date: __________________

(Signature) ____

____

(Address) ____

(Tax Identification Number) ____

____

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad 15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).